EXHIBIT 99.3

PRO FORMA FINANCIAL INFORMATION

The following unaudited consolidated pro forma financial information required by Item 9.01(b) of Form 8-K is included:

(i)                Select Pro Forma Consolidated Financial Information.

(ii)              Unaudited Consolidated Pro Forma Balance Sheets of Experience Art and Design, Inc. f/k/a Clear System Recycling, Inc. as of December 31, 2011 and December 31, 2012, which gives effect to each of such transactions as if it occurred on that date.

(iii)             Unaudited Consolidated Pro Forma Statements of Income of Experience Art and Design, Inc. f/k/a Clear System Recycling, Inc. for the years ended December 31, 2011 and December 2012, which gives effect to each of such transactions as if it occurred on January 1, 2011.

(iv)             Notes to the Unaudited Consolidated Pro Forma Financial Statements.

SELECTED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following unaudited consolidated pro forma financial information consolidates the historical statements of income and balance sheet of Experience Art and Design, Inc., f/k/a Clear System Recycling, Inc. (the “Company”) and the historical statements of income and balance sheet of Chiurazzi Internazionale S.R.L. (converted from Euro(s) into US Dollars at exchange rates calculated as noted below). These historical financial statements were prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The unaudited condensed consolidated pro forma financial information has been prepared using the assumptions described in the notes thereto. The unaudited consolidated pro forma financial information below should be read in conjunction with the notes thereto.

This unaudited condensed consolidated pro forma financial information is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations of the consolidated company that would have actually occurred had the acquisition been effective during the periods presented or of the future financial position or future results of operations of the consolidated company. The consolidated financial information as of December 31, 2012 and December 2011 and for the periods presented may have been different had the companies actually been consolidated as of that date or during those periods due to, among other factors, possible revenue enhancements and expense efficiencies.

Experience Art and Design, Inc.
Unaudited Consolidated Pro Forma Balance Sheet
December 31, 2012
	Historical
	Experience Art and Design, Inc. As Reported	Chiurazzi Internazionale S.R.L. As Reported Translated into Dollars	Pro Forma Acquisition Adjustments	Notes	Pro Forma Consolidated
Assets
Current Assets
Cash and Cash Equivalents	$ -	$ 43,417			43,417
Accounts Receivable	-	120,345			120,345
Inventory	-	725,574			725,574
Other Current Assets	-	1,018			1,018
Receivable Due from Affiliate	-	-	317,472	C	-
			(317,472)	E	-
Total Current Assets	-	890,354	-		890,354

Long-Term Assets
Property, Plant, and Equipment, net of Accumulated Depreciation	-	1,469,797			1,469,797
Investment in Subsidiary		-	29,100,000	A	-
			2,520,000	B
			(31,620,000)	D	-
Goodwill	-	-	29,173,255	C	29,173,255
Other Receivables	-	302,918			302,918
Other Non-Current Assets	-	5,874			5,874
Total Long-Term Assets	-	1,778,589	29,173,255		30,951,844
Total Assets	$ -	$ 2,668,943	$ 29,173,255		$ 31,842,198

Liabilities
Current Liabilities
Short-Term Borrowings	30,798	317,472	(317,472)	E	30,798
Accounts Payable and Accrued Obligations	19,622	142,107			161,729
Deferred Income Taxes - Foreign	-	35,596			35,596
Long-Term Debt - Current		-	970,000	B	970,000
Total Current Liabilities	50,420	495,175	652,528		1,198,123

Long-Term Liabilities
Long-Term Debt - Non-Current	-	-	1,550,000	B	1,550,000
Other Liabilities	-	44,495			44,495
Total Long-Term Liabilities	-	44,495	1,550,000		1,594,495

Total Liabilities	50,420	539,670	2,202,528		2,792,618

Shareholders' Equity
Common Stock	36,750	397,560	9,700	A	46,450
			31,222,440	C
			(31,620,000)	D
Additional Paid-in Capital	20,250	2,518,688	29,090,300	A	29,110,550
			(2,518,688)	C
Accumulated Deficit	(107,420)	(758,400)	758,400	C	(107,420)
Accumulated Other Comprehensive Income (Loss)
Foreign Currency Translation		(28,575)	28,575	C	-
Total Shareholders' Equity	(50,420)	2,129,273	26,970,727		29,049,580
Total Shareholders' Equity and Liabilities	$ -	$ 2,668,943	$ 29,173,255		$ 31,842,198

Experience Art and Design, Inc.
Unaudited Consolidated Pro Forma Balance Sheet
December 31, 2011
	Historical
	Experience Art and Design, Inc. As Reported	Chiurazzi Internazionale S.R.L. As Reported Translated into Dollars	Pro Forma Acquisition Adjustments	Notes	Pro Forma Consolidated
Assets
Current Assets
Cash and Cash Equivalents	$ 19,642	$ 64,030			83,672
Accounts Receivable	-	68,635			68,635
Inventory	-	395,535			395,535
Other Current Assets	1,500	407			1,907
Receivable Due from Affiliate	-		597,368	C	-
			(597,368)	E	-
Total Current Assets	21,142	528,607	-		549,749

Long-Term Assets
Property, Plant, and Equipment, net of Accumulated Depreciation	-	1,525,557			1,525,557
Investment in Subsidiary			29,100,000	A	-
			2,520,000	B	-
			(31,620,000)	D	-
Goodwill	-		29,424,260	C	29,424,260
Other Receivables	-	296,912			296,912
Other Non-Current Assets	-	6,116			6,116
Total Long-Term Assets	-	1,828,584	29,424,260		31,252,844
Total Assets	$ 21,142	$ 2,357,191	$ 29,424,260		$ 31,802,593

Liabilities
Current Liabilities
Short-Term Borrowings	-	597,368	(597,368)	E	-
Accounts Payable and Accrued Obligations	200	141,268			141,468
Deferred Income Taxes - Foreign	-	6,696			6,696
Long-Term Debt - Current		-	970,000	B	970,000
Total Current Liabilities	200	745,333	372,632		1,118,164

Long-Term Liabilities
Long-Term Debt - Non-Current	-	-	1,550,000	B	1,550,000
Other Liabilities	-	13,486			13,486
Total Long-Term Liabilities	-	13,486	1,550,000		1,563,486
Total Liabilities	200	758,819	1,922,632		2,681,651

Shareholders' Equity
Common Stock	36,750	397,560	9,700	A	46,450
			31,222,440	C
			(31,620,000)	D
Additional Paid-in Capital	20,250	1,792,662	29,090,300	A	29,110,550
			(1,792,662)	C	-
Accumulated Deficit	(36,058)	(539,631)	539,631	C	(36,058)
Accumulated Other Comprehensive Income (Loss)
Foreign Currency Translation		(52,219)	52,219	C	-
Total Shareholders' Equity	20,942	1,598,371	27,501,629		29,120,942
Total Shareholders' Equity and Liabilities	$ 21,142	$ 2,357,191	$ 29,424,260		$ 31,802,593

Experience Art and Design, Inc.
Unaudited Consolidated Pro Forma Statement of Income
December 31, 2012
	Historical
	Experience Art and Design, Inc. As Reported	Chiurazzi Internazionale S.R.L. As Reported Translated into Dollars	Pro Forma Acquisition Adjustments	Notes	Pro Forma Consolidated
Operational Activity
Revenue
Net Sales from Products and Services	$ -	$ 462,522			$ 462,522
Other Operating Income	-	2,669			2,669
Total Foundry Operational Revenue	-	465,191	-		465,191
Costs
Materials + Services	-	277,206			277,206
Labor	-	393,309			393,309
Cost of Goods Sold	-	670,516	-		670,516
Depreciation and Write Downs	-	84,706			84,706
Operational Financing Expense	-	8,494	(8,331)	F	163
Income Taxes (Refund)	-	(81,646)			(81,646)
Other Operational Expenditures	-	1,891			1,891
Total Foundry Operational Costs	-	683,960	(8,331)		675,629
Net Operational Income (loss)	-	(218,769)	8,331		(210,438)

Management Company Operational Activity
Costs
Professional Fees	61,442	-			61,442
Operational Expenditures	9,920	-			9,920
Total Management Company Operational Costs	71,362	-	-		71,362
Net Management Company Operational Income (loss)	(71,362)	-	-		(71,362)
Net Income (Loss) Before Income Taxes	(71,362)	(218,769)	8,331		(281,800)
Provision for Income Taxes	-	-	-		-
Net Loss from Operation	$ (71,362)	$ (218,769)	$ 8,331		$ (281,800)

Basic and Diluted Net (loss) Income Per Common Share:
(Loss) Per Common Share	$ (0.0015)				$ (0.0061)
Number of Weighted Average Shares used in computation of Basic and Diluted (Loss) Per Common Share	46,450,000				46,450,000

Experience Art and Design, Inc.
Unaudited Consolidated Pro Forma Statement of Income
December 31, 2011
	Historical
	Experience Art and Design, Inc. As Reported	Chiurazzi Internazionale S.R.L. As Reported Translated into Dollars	Pro Forma Acquisition Adjustments	Notes	Pro Forma Consolidated
Operational Activity
Revenue
Net Sales from Products and Services	$ -	$ 205,102			$ 205,102
Other Operating Income	-	116			116
Total Foundry Operational Revenue	-	205,217	-		205,217
Costs
Materials + Services	-	521,700			521,700
Labor	-	270,115			270,115
Cost of Goods Sold	-	791,815	-		791,815
Depreciation and (Recaptures)	-	(124,826)			(124,826)
Operational Financing Expense	-	52,615	(52,615)	F	-
Income Taxes (Refund)	-	(174,065)			(174,065)
Other Operational Expenditures	-	120,139			120,139
Total Foundry Operational Costs	-	665,678	(52,615)		613,063
Net Operational Income (loss)	-	(460,461)	52,615		(407,846)

Management Company Operational Activity
Costs
Professional Fees	31,168				31,168
Operational Expenditures	4,890				4,890
Total Management Company Operational Costs	36,058	-	-		36,058
Net Management Company Operational Income (loss)	(36,058)	-	-		(36,058)
Net Income (Loss) Before Income Taxes	(36,058)	(460,461)	52,615		(443,904)
Provision for Income Taxes	-	-	-		-
Net Loss from Operation	$ (36,058)	$ (460,461)	$ 52,615		$ (443,904)

Basic and Diluted Net (loss) Income Per Common Share:
(Loss) Per Common Share	$ (0.0010)				$ (0.0123)

Number of Weighted Average Shares used in computation of Basic and Diluted (Loss) Per Common Share	36,206,181				36,206,181

Experience Art and Design, Inc.

Notes to Unaudited Consolidated Pro Forma Financial Statements

1.      BASIS OF PRESENTATION

The unaudited consolidated pro forma financial information gives effect to the acquisition as if it had occurred on December 31, 2012 and December 31, 2011 for the purposes of the unaudited consolidated pro forma balance sheet at December 31, 2012 and December 31, 2011; and at January 1, 2012 and 2011 for the purposes of the unaudited consolidated pro forma statements of income for year ended December 31, 2012 and the year ended December 31, 2011. The unaudited consolidated pro forma financial information has been prepared by the Company’s management and is based on the historical financial statements of the Company and Chiurazzi Internazionale S.R.L. historical financial statements. For income statements, the figures were converted into US dollars based upon the average exchange rate for the period. For balance sheet items, the figures were converted into US dollars based upon the exchange rate as of the date of the report.

This unaudited consolidated pro forma financial information is prepared in conformity with GAAP. The unaudited consolidated pro forma balance sheets as of December 31, 2012 and December 31, 2011, and the unaudited consolidated pro forma statements of income for the years ended December 31, 2011 and December 31, 2012, have been prepared using the following information.

      a. Audited historical financial statements of the Company for the years ended December 31, 2012 and December 31, 2011.

      b. Audited historical financial statements of Chiurazzi Internazionale S.R.L. for the years ended December 31, 2012 and December 31, 2011 converted into US dollars at exchange rates calculated as noted above.

      c. Such other supplementary information as considered necessary to reflect the acquisition in the unaudited pro forma consolidated financial information.

The pro forma adjustments reflecting the acquisition of Chiurazzi Internazionale S.R.L. under the purchase method of accounting are based on certain estimates and assumptions. The final allocation of the purchase price may differ as a result of the realization of assets and estimates used in the calculation of reserves. Therefore it is likely that the actual adjustments may differ from the pro forma adjustments and it is possible the differences may be material. Management believes that its assumptions provide a reasonable basis for presenting all of the significant effects of the acquisition of Chiurazzi Internazionale S.R.L. and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma consolidated financial information.

The unaudited consolidated pro forma financial information is not intended to reflect the results of operations or the financial position that would have resulted had the acquisition been effected on the dates indicated and if the companies had been managed as one entity. The unaudited consolidated financial information should be read in conjunction with the historical financial statements of the Company for December 31, 2012 and 2011, as well as the historical financial statements of Chiurazzi Internazionale S.R.L.

2.      PURCHASE PRICE AND CONSIDERATIONS

On May 7, 2013 the Company acquired 100% of the equity in Chiurazzi Internazionale S.R.L. for the following consideration: (i) the Company issued 9,700,000 shares of its common stock to CI Holdings, Inc. (the “Seller”); and (ii) the Company assumed the purchase debt obligation of the Seller, with an outstanding principal balance of $2,520,000 with a stated maturity date of July 25, 2015 which bears a coupon of 8.00% annually.

The aggregate purchase price of $31,302,528 (as set forth below) is deemed to be the fair value for Chiurazzi Internazionale S.R.L., solely for purposes of the preparation of the pro forma financial statements. Such purchase price is based on the following: (i) the value of the 9,700,000 shares issued valued at $3.00 per share totaling $29,100,000; (ii) the assumption of the $2,520,000 obligation (as discussed above) and (iii) note receivable due from affiliate to Seller in the amount of $317,452. The purchase price valuation used for the calculation of the pro forma financial statements may not reflect the actual value of the assets of Chiurazzi Internazionale S.R.L. and is solely based on a per-share trading price assumed by management for purpose of this calculation. Transactional costs related to such acquisition were expensed as incurred.

Allocation of Purchase Price:

Chiurazzi Internazionale S.R.L.

Experience Art and Design, Inc. Common Stock Shares Issued
9,700,000 shares at Fair Market Value of $3.00	$ 29,100,000
Note Payable Agreement with former Owner	2,520,000
Assumption of receivable Due from Affiliate	(317,472)
Total Net Purchase Price	$ 31,302,528

Allocation of Purchase Price:
Cash	$ 43,417
Receivables	423,263
Inventory	725,574
Deferrals and Accruals - Assets	6,892
Tangible Assets	1,469,797
Acquired Goodwill	29,173,255
Total Asset Acquired	31,842,198
Accounts payables and accrued expenses	222,198
Obligation Due to Partner	317,472
Total Liabilities Acquired	539,670
Net Assets Acquired	$ 31,302,528

3.      PRO FORMA ADJUSTMENTS

Adjustments

(A)    Record Company investments in Chiurazzi Internazionale S.R.L. and the new issuance of 9,700,000 shares of common stock with par value of $0.001 per share and an estimated fair market value of $3.00 per share or $29,100,000.

(B)    Record the assumption of $2,520,000 purchase debt obligation from the Seller as part of the acquisition.

(C)    Record the purchase accounting of Chiurazzi Internazionale S.R.L. with the establishment of acquired Goodwill and reflecting the acquired assets and liabilities at their determined fair values.

(D)    Record the elimination of Company investment in subsidiary Chiurazzi Internazionale S.R.L. acquired equity.

(E)    Record the elimination of the payable due to Seller in conjunction with acquiring Chiurazzi Internazionale S.R.L. as of December 31, 2012 and December 31, 2011.

(F)    Record the elimination of interest accrued on the payable due to Seller as of December 31, 2012 and December 31, 2011.